Exhibit 99.1

NEWS RELEASE

ASCENA RETAIL GROUP, INC. REPORTS FIRST QUARTER
SALES AND EARNINGS RESULTS

— COMPARABLE STORE SALES INCREASE 4% —
— COMPANY REAFFIRMS FISCAL 2012 EARNINGS GUIDANCE —

SUFFERN, NY – December 1, 2011 –Ascena Retail Group, Inc. (NASDAQ - ASNA) today reported financial results for its fiscal first quarter ended October 29, 2011.

Fiscal First Quarter Results

On a reported basis, net income for the fiscal first quarter was$47.5 million, or $0.60 per diluted share, compared to net income of $48.0 million, or $0.60 per diluted share, for the first quarter of Fiscal 2011.

On an adjusted basis, net income increased to $51.7 million, or $0.65 per diluted share, compared to net income for last year’s first quarter of $50.5 million, or $0.63 per diluted share.  Adjusted results exclude items that management believes are not indicative of the Company’s underlying operating performance.  Reference should be made to Note 3 to our consolidated financial statements included elsewhere in this release for a discussion of the non-GAAP financial measures used in this release and for the reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

Net sales for the fiscal first quarter increased 8% to $768.3 million, compared to$713.3 million for last year’s fiscal first quarter. This overall increase was due to comparable store sales increases and new store growth at Justice and maurices, as well as continued strong growth in all e-commerce brand sales.  Consolidated comparable store sales, which include stores open for at least one year, increased 4% for the fiscal first quarter.  The Company’s comparable store sales and net sales by brand for the fiscal first quarter were as follows:

First Quarter Sales (Unaudited)
		Net Sales ($ in millions)
	Comparable Store Sales	October 29, 2011	October 30, 2010
dressbarn	0%	$245.4	$240.2
maurices	4%	202.9	182.5
Justice	8%	320.0	290.6
Total	4%	$768.3	$713.3

On a reported basis, selling, general and administrative (“SG&A”) expenses for the first quarter were $224.2 million, or 29.2%of sales, compared to $204.1 million, or 28.6% of sales last year.  On an adjusted basis, SG&A expenses were $217.4 million, or 28.3% of sales, compared to $200.5 million, or 28.1% of sales last year.  The increase in SG&A as a percent of sales on an adjusted basis was primarily due to an increase in marketing expenses and increased costs due to new business initiatives.

On a reported basis, operating income for the first quarter was $76.5 million, or 10.0% of sales, compared to $77.7 million, or 10.9% of sales last year.  On an adjusted basis, operating income increased 2% to $83.3 million, or 10.8% of sales, compared to $81.8 million, or 11.5% of sales last year.  The decrease in adjusted operating income as a percent of sales was largely due to an increase in markdowns at dressbarn and maurices.

Fiscal First Quarter Balance Sheet Highlights

The Company ended the first quarter with $437.6 million in cash and investments, compared to $436.1 million in cash and investments at the end of the fourth quarter of Fiscal 2011.

The Company repurchased approximately 1.1 million shares at an aggregate cost of $28.7 million during the first quarter.  Approximately $98.4 million remained available under the Company’s authorized share repurchase program at the end of the first quarter.

Commentary

David R. Jaffe, President and Chief Executive Officer of Ascena Retail Group, Inc., commented, “We saw continued strength in several key areas of our business during the first quarter.  While the retail environment remained challenging, our consumers reacted favorably to compelling assortments at each of our brands and to a targeted marketing and promotional strategy that communicated our value proposition very effectively, which kept our inventory at proper levels.  As we move into our second quarter, we remain comfortable that we will achieve our plan for the year.  We also remain excited by a wide range of opportunities to drive growth in our business, value to our consumers, and returns to our shareholders.”

Reaffirms Fiscal July 2012 Earnings Guidance

The Company reaffirms guidance for earnings per diluted share for the fiscal year ending July 2012 in the range of $2.55 to $2.65.  This estimate is based upon various assumptions for the year, including a mid-single digit increase in comparable store sales.  The Company plans to open approximately 125 to 135 stores and close 30 to 35 stores, ending fiscal 2012 with approximately 2,600 dressbarn, maurices and Justice stores in operation.

Conference Call Information

The Company will conduct a conference call today, December 1, 2011 at 4:30PM Eastern Time to review its first quarter fiscal 2012 results followed by a question and answer session. Parties interested in participating in this call should dial in at (617) 614-2706 prior to the start time, the passcode is 49439762. The call will also be simultaneously broadcast at www.ascenaretail.com.  A recording of the call will be available shortly after its conclusion and until January 1, 2012 by dialing (617) 801-6888, the passcode is 37885299.

About Ascena Retail Group, Inc.

Ascena Retail Group, Inc. is a leading national specialty retailer of apparel for women and tween girls, operating through its wholly-owned subsidiaries, the dressbarn, maurices and Justice brands.  The Company operates through its subsidiaries over 2,500 stores throughout the United States, Puerto Rico and Canada, with annual revenues of approximately $2.9 billion.

dressbarn offers casual, career and special occasion fashion apparel and accessories at value prices for women ages 35-55, operating 836 stores in 47 states. maurices offers casual and career apparel and accessories at value prices to the fashion-conscious woman, ages 17-34 with a 20-something attitude, and operates 797 stores in 44 states. Justice offers trend-right apparel and accessories at value prices for tween girls ages 7-14 and operates 917 stores in 46 states, Puerto Rico and Canada.

For more information, visit www.ascenaretail.com, www.dressbarn.com, www.maurices.com and www.shopjustice.com.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially.  The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved.  Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available in the Company’s most recent annual report on Form 10-K for the year ended July 30, 2011.

CONTACT:	Ascena Retail Group, Inc.
Investor Relations
(845) 369-4600

ICR, Inc.
James Palczynski
Senior Managing Director
(203) 682-8229
jp@ircinc.com

Ascena Retail Group, Inc.
Consolidated Statements of Operations (Unaudited)
(millions, except per share data)

	First Quarter Ended
	October 29, 2011	% of Net Sales	October 30, 2010	% of Net Sales

Net sales	$768.3	100.0%	$713.3	100.0%
Cost of goods sold, including
occupancy and buying costs	(443.5)	(57.7)%	(408.5)	(57.3)%
Gross profit	324.8	42.3%	304.8	42.7%
Selling, general and
administrative expenses	(224.2)	(29.2)%	(204.1)	(28.6)%
Depreciation and amortization expense	(24.1)	(3.1)%	(23.0)	(3.2)%
Operating income	76.5	10.0%	77.7	10.9%

Interest expense	(0.2)	—	(0.6)	(0.1)%
Interest and other income, net	0.9	0.2%	0.9	0.1%
Income before provision for income taxes	77.2	10.1%	78.0	10.9%
Provision for income taxes	(29.7)	(3.9)%	(30.0)	(4.2)%
Net income	$47.5	6.2%	$48.0	6.7%

Net income per common share:
Basic	$0.62		$0.61
Diluted	$0.60		$0.60

Weighted average common shares outstanding:
Basic	76.9		78.4
Diluted	79.3		80.4

See accompanying notes.

Ascena Retail Group, Inc.
Consolidated Balance Sheets (Unaudited)
(millions)

	October 29,	July 30,	October 30,
	2011	2011	2010
ASSETS
Current Assets:
Cash and cash equivalents	$246.0	$243.5	$249.6
Short-term investments	43.8	54.1	116.4
Inventories	401.7	365.3	338.4
Deferred tax assets	25.4	25.3	20.8
Prepaid expenses and other current assets	63.4	72.3	50.2
Total current assets	780.3	760.5	775.4
Non-current investments	147.8	138.5	15.9
Property and equipment, net	492.8	489.0	475.7
Goodwill	234.3	234.3	229.7
Other intangible assets, net	184.0	184.2	185.3
Other assets	33.1	33.1	28.9
TOTAL ASSETS	$1,872.3	$1,839.6	$1,710.9

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$185.8	$181.9	$164.0
Accrued expenses and other current liabilities	145.6	162.4	139.0
Deferred income	31.9	32.3	27.7
Income taxes payable	13.3	5.6	26.3
Current portion of long-term debt	—	—	1.4
Total current liabilities	376.6	382.2	358.4

Long-term debt	—	—	24.3
Lease-related liabilities	171.7	169.2	176.1
Deferred income taxes	56.0	45.7	20.9
Other non-current liabilities	82.0	84.5	63.1
Total liabilities	686.3	681.6	642.8
Equity	1,186.0	1,158.0	1,068.1
TOTAL LIABILITIES AND EQUITY	$1,872.3	$1,839.6	$1,710.9

See accompanying notes.

Ascena Retail Group, Inc.
Segment Information (Unaudited)
(millions)

	As Reported First Quarter Ended
	October 29, 2011	October 30, 2010
Net sales:
dressbarn	$245.4	$240.2
maurices	202.9	182.5
Justice	320.0	290.6
Total net sales	$768.3	$713.3

	As Reported First Quarter Ended
	October 29, 2011	October 30, 2010
Operating income:
dressbarn	$5.0	$7.2
maurices	23.7	25.3
Justice	47.8	45.2
Total operating income	$76.5	$77.7

	As Adjusted First Quarter Ended
	October 29, 2011	October 30, 2010
Operating income:
dressbarn	$5.4	$8.7
maurices	24.1	26.1
Justice	53.8	47.0
Total operating income	$83.3	$81.8

See accompanying notes.

Ascena Retail Group, Inc.
Notes to Consolidated Financial Statements

Note 1.  Description of Business

Ascena Retail Group, Inc. (“Ascena” or the “Company”) is a leading national specialty retailer of apparel for women and tween girls operating, through its wholly owned subsidiaries, the dressbarn, maurices, and Justice brands.  The Company operates (through its subsidiaries) over 2,500 stores throughout the United States, Puerto Rico and Canada, with annual revenues of over $2.9 billion.

The Company classifies its businesses into three segments following a brand-oriented approach: dressbarn, maurices and Justice.  The dressbarn segment includes approximately 836 specialty retail and outlet stores, as well as an e-commerce operation that was launched in the first quarter of Fiscal 2011.  The dressbarn brand primarily attracts female consumers in the mid-30’s to mid-50’s age range and offers moderate-to-better quality career and casual fashion to the working woman. The maurices segment includes approximately 797 specialty retail and outlet stores, and e-commerce operations.  The maurices brand offers up-to-date fashion designed to appeal to the 17 to 34 year-old female, with stores concentrated in small markets (approximately 25,000 to 100,000 people).  The Justice segment includes approximately 917 specialty retail and outlet stores, e-commerce operations, and certain licensed franchises in international territories.  The Justice brand offers fashionable apparel to girls who are ages 7 to 14 in an environment designed to match the energetic lifestyle of tween girls.

Note 2.  Basis of Presentation

Segment Information

Historically, the Company was a single-brand retailer operating under the name of dressbarn. As such, all corporate overhead costs were reported historically within the dressbarn operating segment.  As the Company’s legal entity structure evolved with the acquisitions of the maurices brand in Fiscal 2005 and the Justice brand in Fiscal 2010, the Company allocated approximately $2 million of corporate overhead costs annually to each of those operating segments from the dressbarn operating segment. The remainder of the corporate overhead costs continued to be reported primarily within the dressbarn operating segment.

In January 2011, the Company completed an internal corporate reorganization and established a new holding company, named Ascena Retail Group, Inc., to own the interests of each of the dressbarn, maurices, and Justice brands through wholly owned subsidiaries.  In connection therewith, beginning in Fiscal 2012, the Company implemented a new methodology to allocate corporate overhead costs to each of its operating segments on a reasonable basis.

In order to conform to this new cost allocation methodology, the Company has recasted historically reported segment operating results in order to enhance the comparability of its segmental operating performance.  There have been no changes in total net sales or total operating income as a result of this change.

A reconciliation of the Company’s operating income for each segment under the historical and recasted basis of reporting for the three months ended October 30, 2010 is as follows:

	October 30, 2010
(in millions)	As Previously Reported	Adjustment	As Recasted
Operating income:
dressbarn	$3.4	$3.8	$7.2
maurices	27.9	(2.6)	25.3
Justice	46.4	(1.2)	45.2
Total operating income	$77.7	$—	$77.7

Other Reclassifications

Certain other immaterial reclassifications have been made to the prior period’s financial information in order to conform to the current period’s presentation.

Note 3.  Use of Non-GAAP Financial Measures

To provide investors information to assist them in assessing the Company’s on-going operations on a comparable basis, the Company has provided financial measures in this press release that exclude certain items detailed below from its Fiscal 2012 and Fiscal 2011 reported results.  Throughout this release, the term “reported” refers to information prepared in accordance with accounting principles generally accepted in the United States (GAAP), while the term “adjusted” refers to non-GAAP financial information adjusted to exclude the impact of the items mentioned below.  Management believes that such items are not indicative of the underlying operating performance of the Company’s businesses.

For Fiscal 2012 and Fiscal 2011, the following items and transactions have been excluded from the applicable GAAP measures for purposes of determining “adjusted” operating results:  (1) merger-related, integration and reorganization costs incurred in both years, (2) start-up expenses incurred in Fiscal 2011 in connection with the Company’s new initiatives to expand its retail operations into Canada and to launch a new boys product line, Brothers, for Justice, (3) market-related expenses in both years related to the Company’s deferred compensation plan that affects the Company’s liability under the plan, (4) certain one-time, executive contractual obligation costs incurred in Fiscal 2012.

	Fiscal First Quarter (in millions, except per share amounts)
	FY 2012				FY2011
	Income before income taxes	Income taxes	Net income	Diluted net income per common share	Income before income taxes	Income taxes	Net income	Diluted net income per common share
Reported basis	$77.2	$29.7	$47.5	$0.60	$78.0	$30.0	$48.0	$0.60
Adjustments:
Merger-related, integration and reorganization costs	0.7	0.3	0.4	—	2.1	0.8	1.3	0.01
Start-up expenses	—	—	—	—	0.7	0.3	0.4	0.01
Market-related expenses(income) for deferred compensation plan	0.7	0.3	0.4	0.01	1.3	0.5	0.8	0.01
Executive contractual obligation costs	5.4	2.0	3.4	0.04	—	—	—	—
Adjusted basis	$84.0	$32.3	$51.7	$0.65	$82.1	$31.6	$50.5	$0.63

Selling, general and administrative expenses:

(in millions)	Fiscal First Quarter
	FY 2012	FY 2011
Reported basis	$224.2	$204.1
Adjustments:
Merger-related, integration and reorganization costs	(0.7)	(1.6)
Start-up expenses	—	(0.7)
Market-related (expenses)income for deferred compensation plan	(0.7)	(1.3)
Executive contractual obligation costs	(5.4)	—
Adjusted basis	$217.4	$200.5

Operating Income:

(in millions)

	As Reported Operating Income	Merger- related, Integration and Reorganization Costs	Start-up Expenses	Market-related Expense for Deferred Compensation Plan	Executive Contractual Obligation Costs	As Adjusted Operating Income

First Quarter Ended October 29, 2011:

dressbarn	$5.0	$0.2	$—	$0.2	$—	$5.4
maurices	23.7	0.2	—	0.2	—	24.1
Justice	47.8	0.3	—	0.3	5.4	53.8
Total	$76.5	$0.7	$—	$0.7	$5.4	$83.3

First Quarter Ended October 30, 2010:

dressbarn	$7.2	$1.1	$—	$0.4	$—	$8.7
maurices	25.3	0.4	—	0.4	—	26.1
Justice	45.2	0.6	0.7	0.5	—	47.0
Total	$77.7	$2.1	$0.7	$1.3	$—	$81.8